UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 29, 2018
 BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8620 Spectrum Center Blvd. San Diego, California	92123
(Address of principal executive offices)	(Zip Code)
(858) 668-2586
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
2018 Annual Long-Term Incentive Grants
On March 29, 2018, the Compensation Committee of the Board of Directors of the Company granted long-term incentive awards under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, to the Company's executive officers. The long-term incentive awards are comprised of (i) restricted stock units (“RSUs”) and (ii) performance cash, and are apportioned approximately one-half each in the form of RSUs and performance cash. Such awards were granted to the executive officers listed below in the following amounts:

Name	2018 Annual Long-Term Incentive Award ($)
Andrew S. Clark	$1,747,000
Anurag Malik	287,000
Thomas McCarty	309,000
Diane L. Thompson	376,000
The RSUs are subject to a four-year vesting schedule, with 25% of the shares underlying the RSUs vesting on each anniversary of the grant date. The performance cash is subject to a four-year vesting schedule, with 25% of the cash subject to the performance cash award eligible for vesting on each anniversary of the grant date contingent upon the achievement of revenue and EBITDA performance goals established for the fiscal year ending December 31, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2018		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel